EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Shares of the Company during the past 60 days. Such transactions involved the sale of shares on the NASDAQ Global Select Market. Certain of the prices reported below reflect the weighted average sale price of the shares of Common Shares sold on the relevant date. The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
3/20/2017	Sale	$9.4501	[1]	2756
3/21/2017	Sale	$9.2218	[2]	4107
3/22/2017	Sale	$9.2125	[3]	5000
3/23/2017	Sale	$9.5011	[4]	3375
3/24/2017	Sale	$9.4454	[5]	3700
3/27/2017	Sale	$9.3829	[6]	1700
3/28/2017	Sale	$9.3671	[7]	15000
3/29/2017	Sale	$9.3919	[8]	3400
3/30/2017	Sale	$9.4770	[9]	8715
3/31/2017	Sale	$9.4519	[10]	6423
4/3/2017	Sale	$9.2845	[11]	7349
4/4/2017	Sale	$9.1794	[12]	5198
4/5/2017	Sale	$9.2626	[13]	5300
4/6/2017	Sale	$9.1983	[14]	3200
4/7/2017	Sale	$9.2654	[15]	1200
4/10/2017	Sale	$9.3310	[16]	2100
4/11/2017	Sale	$9.4084	[17]	1876
4/12/2017	Sale	$9.2012	[18]	1700
4/13/2017	Sale	$9.1577	[19]	4147
4/17/2017	Sale	$9.1407	[20]	19182
4/18/2017	Sale	$9.1241	[21]	3700
4/19/2017	Sale	$9.1310	[22]	5800
4/20/2017	Sale	$9.2184	[23]	6000
4/21/2017	Sale	$9.4179	[24]	3350
4/24/2017	Sale	$9.4818	[25]	4100
4/25/2017	Sale	$9.7329	[26]	6000
4/26/2017	Sale	$9.8549	[27]	7147
4/27/2017	Sale	$9.9613	[28]	7855
4/28/2017	Sale	$9.8792	[29]	2600
5/1/2017	Sale	$9.9308	[30]	4779
5/2/2017	Sale	$9.8045	[31]	845
5/3/2017	Sale	$9.8993	[32]	17997
5/4/2017	Sale	$9.9412	[33]	7030
5/5/2017	Sale	$10.0430	[34]	4300
5/8/2017	Sale	$9.8980	[35]	13191
5/9/2017	Sale	$9.9513	[36]	5979
5/10/2017	Sale	$9.8573	[37]	5600
5/11/2017	Sale	$9.8293	[38]	3700
5/12/2017	Sale	$9.7481	[39]	2753
5/15/2017	Sale	$9.6739	[40]	5007
5/16/2017	Sale	$9.5795	[41]	5814
5/17/2017	Sale	$9.4129	[42]	5690

1 This transaction was executed in multiple trades at prices ranging from $9.31 – 9.725.

2 This transaction was executed in multiple trades at prices ranging from $9.15 – 9.33.

3 This transaction was executed in multiple trades at prices ranging from $9.15 – 9.26.

4 This transaction was executed in multiple trades at prices ranging from $9.27 – 9.72.

5 This transaction was executed in multiple trades at prices ranging from $9.26 – 9.67.

6 This transaction was executed in multiple trades at prices ranging from $9.28 – 9.46.

7 This transaction was executed in multiple trades at prices ranging from $9.25 – 9.54.

8 This transaction was executed in multiple trades at prices ranging from $9.26 – 9.49.

9 This transaction was executed in multiple trades at prices ranging from $9.34 – 9.65.

10 This transaction was executed in multiple trades at prices ranging from $9.33 – 9.54.

11 This transaction was executed in multiple trades at prices ranging from $9.17 – 9.52.

12 This transaction was executed in multiple trades at prices ranging from $9.14 – 9.245.

13 This transaction was executed in multiple trades at prices ranging from $9.16 – 9.445.

14 This transaction was executed in multiple trades at prices ranging from $9.15 – 9.29.

15 This transaction was executed in multiple trades at prices ranging from $9.22 – 9.34.

16 This transaction was executed in multiple trades at prices ranging from $9.27 – 9.37.

17 This transaction was executed in multiple trades at prices ranging from $9.31 – 9.46.

18 This transaction was executed in multiple trades at prices ranging from $9.17 – 9.28.

19 This transaction was executed in multiple trades at prices ranging from $9.12 – 9.195.

20 This transaction was executed in multiple trades at prices ranging from $9.10 – 9.21.

21 This transaction was executed in multiple trades at prices ranging from $9.10 – 9.22.

22 This transaction was executed in multiple trades at prices ranging from $9.10 – 9.165.

23 This transaction was executed in multiple trades at prices ranging from $9.10 – 9.41.

24 This transaction was executed in multiple trades at prices ranging from $9.33 – 9.475.

25 This transaction was executed in multiple trades at prices ranging from $9.40 – 9.545.

26 This transaction was executed in multiple trades at prices ranging from $9.50 – 9.84.

27 This transaction was executed in multiple trades at prices ranging from $9.69 – 9.935.

28 This transaction was executed in multiple trades at prices ranging from $9.86 – 10.01.

29 This transaction was executed in multiple trades at prices ranging from $9.79 – 9.955.

30 This transaction was executed in multiple trades at prices ranging from $9.78 – 10.085.

31 This transaction was executed in multiple trades at prices ranging from $9.76 – 9.86.

32 This transaction was executed in multiple trades at prices ranging from $9.73 – 10.07.

33 This transaction was executed in multiple trades at prices ranging from $9.80 – 9.99.

34 This transaction was executed in multiple trades at prices ranging from $9.98 – 10.11.

35 This transaction was executed in multiple trades at prices ranging from $9.77 – 9.975.

36 This transaction was executed in multiple trades at prices ranging from $9.77 – 10.13.

37 This transaction was executed in multiple trades at prices ranging from $9.765 – 9.935.

38 This transaction was executed in multiple trades at prices ranging from $9.75 – 9.93.

39 This transaction was executed in multiple trades at prices ranging from $9.67 – 9.83.

40 This transaction was executed in multiple trades at prices ranging from $9.50 – 9.85.

41 This transaction was executed in multiple trades at prices ranging from $9.50 – 9.63.

42 This transaction was executed in multiple trades at prices ranging from $9.35 – 9.495.